                                                                    Exhibit 10.2

                         SALES FORCE TRANSFER AGREEMENT

               THIS SALES FORCE TRANSFER AGREEMENT (this "Transfer Agreement") is made on this 1/st/ day of August, 2002 by and among VIROPHARMA INCORPORATED, a Delaware corporation ("ViroPharma"), VCO INCORPORATED, a Delaware corporation and wholly-owned subsidiary of ViroPharma ("VCO"), and AVENTIS PHARMACEUTICALS, INC., a Delaware corporation ("Aventis"). For convenience, each of ViroPharma, VCO and Aventis may be referred to in this Transfer Agreement as a "Party" and collectively as "Parties."

                                   Background

               ViroPharma and Aventis are parties to that certain Copromotion and Codevelopment Agreement, effective as of September 9, 2001, as amended (the "Copromotion Agreement"). ViroPharma and Aventis are also parties to that certain Stock Purchase Agreement, dated as of September 9, 2001 (the "Stock Purchase Agreement"). Pursuant to that certain Sublicense and Subcontract Agreement between ViroPharma and VCO, dated December 31, 2001 (the "VCO Subcontract Agreement"), ViroPharma subcontracted and sublicensed to VCO certain of ViroPharma's obligations and rights under the Copromotion Agreement.

               IN CONSIDERATION of developments that have occurred since the Effective Date of the Copromotion Agreement and of the mutual covenants and releases contained in this Transfer Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

               1. Certain Capitalized Terms. Capitalized terms used in this Transfer Agreement shall have the respective meanings ascribed to such terms in the Copromotion Agreement and in this Transfer Agreement.

               2. Transfer of ViroPharma Sales Force to Aventis.

                    (a) Offers of Employment. No later than August 2, 2002, ViroPharma shall request the consent of each of the ViroPharma and VCO employees identified on Schedule 2(a)((alpha)) attached to this Transfer Agreement (collectively, the "Employees") to provide a true and complete copy of the Personnel File (as defined below) of such Employee to Aventis, which consent shall be due to ViroPharma by August 7, 2002. No later than August 9, 2002, provided ViroPharma has received such consent of an Employee, ViroPharma shall provide Aventis with a copy of such Employee's Personnel File. No later than five (5) business days after receiving Personnel Files from ViroPharma, Aventis will offer employment without an advance hiring interview to each Employee.

                        (i) For whom Aventis has received a true and complete copy of such Employee's Personnel File, and

                        (ii) Whose Personnel File or other documents provided to Aventis pursuant to this Section 2 do not document disciplinary action taken by ViroPharma or VCO against such Employee for gross misconduct, dishonesty, fraud, deceit, or unlawful discrimination by such Employee, and

                        (iii) Who has received a Bachelor's Degree or equivalent,

such employment to become effective as of September 1, 2002 (the "Effective Hiring Date"), provided however, that the date that Aventis shall offer employment to an Excepted Employee as defined below shall be five (5) business days after such Excepted Employee returns to work with ViroPharma from a leave of absence as Aventis is notified by ViroPharma, and the effective date of such Excepted Employee's hiring by Aventis shall be on the first Monday no more than three (3) weeks after the date on which such Excepted Employee accepts Aventis' offer of employment. "Excepted Employee" shall mean any Employee who is on short-term disability leave or any other leave of absence on the Effective Hiring Date. Aventis' employment offer letter shall reference Aventis' standard pre-employment conditions, as listed in Schedule 2(a)((beta)), which any employment candidate must satisfy as a condition of employment with Aventis.

Notwithstanding anything to the contrary in this Section 2, Aventis shall make such employment offers in compliance with all applicable laws, rules and regulations. Additionally, Aventis shall use commercially reasonable efforts to ensure that no more than five percent (5%) of Employees shall receive offers of employment that would require them to relocate if they were to accept such offer.

As used in this Section 2, the term "Personnel File" shall mean an employee's personnel file, and if applicable, a manager's working file, excluding, in each case, any medical or health information regarding such employee, but including an electronic file containing the information set forth in Schedule 2(a)(x).


                    (b) Transferred VCO Employees. Each Employee who accepts employment with Aventis pursuant to the employment offer letter shall be referred to in this Transfer Agreement as a "Transferred VCO Employee." Aventis shall hire each Transferred VCO Employee with the same level of responsibility and base salary as such Transferred VCO Employee had at ViroPharma or VCO on the date of this Transfer Agreement. Aventis shall not take any action so as to require any compliance under the Worker Adjustment and Retraining Notification Act or similar state or local laws until the date immediately succeeding the Effective Hiring Date. With respect to each Transferred VCO Employee, Aventis will recognize the service of any Transferred VCO Employee with ViroPharma and VCO, as applicable, prior to the Effective Hiring Date, for purposes of eligibility for, participation in and early commencement of (i) benefits, and
(ii) vesting of retirement plans, including, without limitation, eligibility for an amount of severance, provided that the crediting of service does not result in the duplication of benefits.

                    (c) Aventis Obligations Regarding Employees and Transferred VCO Employees. Aventis shall not assume any responsibility for any commitment, obligation, duty or liability of ViroPharma or VCO to any Transferred VCO Employee and to any Employee who is not a Transferred VCO Employee that arises as a result of such Transferred VCO Employee's or Employees' employment with ViroPharma or VCO, as applicable, or the cessation of such employment including, without limitation, accrued, but unused vacation, sick leave or other paid time off, accrued but unpaid taxes, all other accrued but unpaid amounts payable pursuant to

Employee's employment by ViroPharma until the Effective Hiring Date, severance obligations, or breach by ViroPharma of applicable laws or regulations if any (collectively, the "Retained Employee Obligations"). Neither VCO nor ViroPharma shall assume any responsibility for any commitment, duty or liability of Aventis that arises as a result of Aventis' making of offers of employment or refraining from making offers of employment (unless, in the latter case, pursuant to Section 2(a) of this Transfer Agreement) to the Employees or any Transferred VCO Employee's employment with Aventis (collectively, the "Aventis Transferred VCO Employee Obligations") except as provided in Section 5 (a) below.

                    (d) ViroPharma and VCO Obligations Regarding Employees and Transferred VCO Employees. ViroPharma and VCO, as applicable, shall, until the Effective Hiring Date:

                        (i) Maintain personnel in the positions currently held by Mike Kelly, George Lauderback, Kerry Clem, Susan Schiller, Nancy Shanfelt, and Margaret LaPree responsible for the management of the sales force and the sales force support services, including Sample management;

                        (ii) Communicate no information to the Employees concerning the potential transfer of the Employees to Aventis that has not been previously approved by Aventis;

                        (iii) Plan with Aventis communications to be made by ViroPharma or VCO to its sales force and sales management and by Aventis to its sales force concerning the potential transfer of the Employees to Aventis;

                        (iv) Hold regular meetings to communicate with the Employees regarding the potential transfer of the Employees to Aventis;

                        (v) Transmit to the Employees documents received from Aventis regarding the potential transfer of the Employees to Aventis;

                        (vi) provide to Aventis, together with the Personnel File of each Employee that has agreed to the transfer of a copy of its Personnel File to Aventis, a verification of the hiring date by ViroPharma or VCO of such Employee; and

                        (vii) use commercially reasonable efforts to assist Aventis in good faith in Aventis' efforts to employ the Employees as described herein.

               3. Consideration. In consideration for ViroPharma's and VCO's consent to and assistance in Aventis' offering employment to the Employees pursuant to Section 2, Aventis shall pay VCO fifteen million, four hundred ten thousand U.S. dollars ($15,410,000) due immediately on the date of this Transfer Agreement.

               4. Representations and Warranties.

                    (a) By ViroPharma and VCO. ViroPharma and VCO, as applicable, hereby represent and warrant to Aventis as follows:

                        (i) Existence; Good Standing. Each of ViroPharma and VCO is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority and legal right to execute, deliver and perform this Transfer Agreement.

                        (ii) Due Authorization; Noncontravention. Each of ViroPharma's and VCO's execution, delivery and performance of this Transfer Agreement has been duly authorized by all corporate action required to be taken on the part of ViroPharma and VCO, as applicable, and will not violate, conflict with or result in a default (with or without notice or lapse of time or both) under (A) ViroPharma's or VCO's charter or bylaws, as applicable, (B) any law, rule or regulation applicable to ViroPharma or VCO or any of their respective properties, as applicable, (C) any provision of any order, injunction, judgment or decree of any court or governmental instrumentality entered against or binding upon ViroPharma or VCO or any of their respective properties, as applicable, or (D) any material mortgage, indenture, contract or agreement or instrument to which ViroPharma or VCO, as applicable, is a party or by which ViroPharma or VCO or any of their respective properties, as applicable, is legally bound.

                        (iii) Enforceability. This Transfer Agreement is a legal, valid and binding obligation of ViroPharma and VCO, as applicable, enforceable against ViroPharma and VCO, as applicable, in accordance with its terms.

                        (iv) Complete Personnel Files. The Personnel File to be provided to Aventis by ViroPharma for each Employee who has consented to the supply of a copy of such file to Aventis will be a true and complete copy of such Personnel File, and ViroPharma will provide Aventis with all documentation concerning any disciplinary action taken by ViroPharma or VCO against such Employee for gross misconduct, dishonesty, fraud, deceit, or unlawful discrimination by such Employee.

                        (v) Employment Claims. ViroPharma will notify Aventis in writing of any ongoing harassment or discrimination claims against ViroPharma brought by any Employee or brought against an Employee by ViroPharma, or by another Employee, but in such latter case, only to the extent actually known to the members of the management team of ViroPharma, as listed in ViroPharma's 10K for the year ended December 31, 2001, who are employed by ViroPharma on the date of this Transfer Agreement, or of VCO.

                        (vi) Neither of the members of the management team of ViroPharma, as listed in ViroPharma's 10K for the year ended December 31, 2001, who are employed by ViroPharma on the date of this Transfer Agreement, nor any duly elected of VCO have any actual knowledge of any reason why an Employee's employment at ViroPharma should be discontinued absent this Transfer Agreement, or why Aventis should not offer an Employee employment with Aventis.

                        (vii) All Employees, within the last twelve (12) calendar months took and passed a drug screen and were determined to, have an acceptable driving record as documented by DMV (Department of Motor Vehicle) records.

                        (viii) None of the Employees has, to the best of ViroPharma's or VCO's knowledge, had Debarment or Exclusion Proceedings instituted against them at any time.

                    (b) By Aventis. Aventis hereby represents and warrants to Aventis as follows:

                        (i) Existence and Good Standing. Aventis is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority and legal right to execute, deliver and perform this Transfer Agreement.

                        (ii) Due Authorization; Noncontravention. Aventis' execution, delivery and performance of this Transfer Agreement has been duly authorized by all corporate action required to be taken on the part of Aventis and will not violate, conflict with or result in a default (with or without notice or lapse of time or both) under (A) Aventis' charter or bylaws, (B) any law, rule or regulation applicable to Aventis or any of its properties, (C) any provision of any order, injunction, judgment or decree of any court or governmental instrumentality entered against or binding upon Aventis or any of its properties, or (D) any material mortgage, indenture, contract or agreement or instrument to which Aventis is a party or by which Aventis or any of its properties is legally bound.

                        (iii) Enforceability. This Transfer Agreement is a legal, valid and binding obligation of Aventis, enforceable against Aventis in accordance with its terms.

                    (c) Survival of Representations and Warranties. The respective rights of the Parties to assert any claim for indemnification under
Section 5(b) and Section 5(c) of this Transfer Agreement for breach of any of the representations and warranties of the other Party contained in this Section 4 shall survive the execution and delivery of this Transfer Agreement for a period beginning on the date of this Transfer Agreement and ending on the thirtieth (30th) day after the expiration of the statute of limitations applicable to the subject matter addressed under the relevant representation and warranty (the "Survival Period"), and thereafter shall terminate and expire, except with respect to liabilities for any item as to which, on or before the close of business on the last day of the Survival Period, a Party shall have asserted a claim in writing against the other Party, in which case, the liability for such claim shall continue until it shall have been finally settled or adjudicated.

               5. Indemnification.

                    (a) Indemnification for Certain Severance Payments by ViroPharma and/or VCO. ViroPharma and/or VCO, as applicable, shall indemnify Aventis for any severance paid pursuant to Aventis' Transition Assistance Plan attached hereto as Schedule 5(a) for up to five (5) Area Business Managers listed on Schedule 2(a)((alpha)) and employed by Aventis as a result of this Transfer Agreement, if Aventis terminates the employment of such Area Business Manager by March 31, 2003, due to performance problems. ViroPharma and/or VCO shall pay severance to Scott Wisneski, according to ViroPharma's severance policies if Scott Wisneski, declines to accept Aventis' offer of employment in Cleveland, OH.

               (b) Indemnification by ViroPharma and VCO. ViroPharma and/or VCO, as applicable, shall indemnify and hold harmless Aventis and any of Aventis' Affiliates and each of their respective shareholders, directors, officers, agents and employees (collectively, "Aventis Indemnified Persons") from and against any and all losses, costs, claims, liabilities, demands, fines, judgments, penalties, damages and expenses, including reasonable attorneys' fees and expenses (collectively, the "Losses") that the Aventis Indemnified Person may be required to pay one or more persons or entities other than any Aventis Affiliate arising out of or resulting from: (i) any breach of any of the representations or warranties made by ViroPharma and VCO, respectively, in
Section 4(a) of this Transfer Agreement; (ii) any breach by ViroPharma or VCO, respectively, of any of the covenants or agreements made by ViroPharma and VCO in this Transfer Agreement; and (iii) any of the Retained Employee Obligations.

               (c) Indemnification by Aventis. Aventis shall indemnify and hold harmless ViroPharma and VCO and any of ViroPharma's and VCO's respective Affiliates and each of their respective shareholders, directors, officers, agents and employees (collectively, "ViroPharma Indemnified Persons") from and against any and all Losses that the ViroPharma Indemnified Person may be required to pay one or more persons or entities other than any ViroPharma Affiliate arising out of or resulting from: (i) any breach of any of the representations or warranties made by Aventis, respectively, in Section 4(b) of this Transfer Agreement; and (ii) any breach by Aventis of any of the covenants or agreements made by Aventis in this Transfer Agreement; (iii) any of the Aventis Transferred VCO Employee Obligations.

               (d)  Procedures.

                    (i) After receipt by any Aventis Indemnified Party or any ViroPharma Indemnified Party, as applicable (the "Indemnified Party") of any claim in respect of which such Indemnified Party will seek indemnification from the Party required to provide such indemnification under this Section 5 (the "Indemnifiying Party"), the Indemnified Party must, as a condition to the Indemnified Party's right to indemnification under this Section 5, provide prompt written notice thereof to the Indemnifying Party (the "Claim Notice"); provided that any delay in providing such Claim Notice shall not relieve the Indemnifiying Party from any liability that it may have to the Indemnified Party under this Section 5 except to the extent that the Indemnified Party is materially prejudiced by such delay. The Claim Notice shall (A) specify in reasonable detail and in good faith the nature of the claim, (B) specify the amount or in good faith the estimate of the Losses being asserted and (C) state the basis under this Transfer Agreement for seeking such indemnification. In no event (whether or not the Indemnified Party is controlling the defense, compromise or settlement of such claim) will the Indemnified Party admit any responsibility or liability with respect to any such claim and the Indemnifying Party shall have no liability to the Indemnified Party with respect to such claim if the Indemnified Party makes any such admission.

                    (ii) Subject to Section 5(d)(iii) and Section 5(d)(iv) of this Transfer Agreement, the Indemnifying Party may undertake the defense, compromise and settlement of such claim by representatives of its own choosing reasonably acceptable to the Indemnified Party. The assumption of the defense, compromise and settlement of any such claim by the Indemnifying Party shall not be an acknowledgment of the obligation of the Indemnifying Party to indemnify such Indemnified Party with respect to such claim. If the Indemnified Party desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. The Indemnified Party shall have the right to undertake the defense, and, subject to Section 5(d)(iii) and Section 5(d)(iv) of this Transfer Agreement, compromise and settlement of such claim with counsel of its own choosing, and the costs and expenses of the Indemnified Party in connection therewith shall be included as a part of the indemnification obligations of the Indemnifying Party under this Section 5, unless the Indemnifying Party, within thirty (30) days (or in the case of litigation, fifteen (15) days) after written notice of such claim has been given to the Indemnifying Party by the Indemnified Party, both: (i)expressly acknowledges in writing to the Indemnified Party that that, as between the Indemnified Party and the Indemnifying Party, the Indemnifying Party shall be solely obligated to satisfy or discharge the obligations set forth in the Claim Notice, and (ii) takes all reasonable and appropriate steps to affirmatively undertake the defense of such claim.

                    (iii) Notwithstanding the provisions of Section 5(d)(ii) of this Transfer Agreement to the extent that (A) any claim or the litigation or resolution thereof (x) seeks an equitable remedy, or (y) is asserted against both the Indemnifying Party and the Indemnified Party and the Indemnified Party reasonably concludes that there are defenses available to Indemnified Party which are different or additional to those of the Indemnifying Party, or (B) upon petition by the Indemnified Party, an appropriate court rules that the Indemnifiying Party failed or is failing to defend such claim diligently, then the Indemnified Party shall have the right to control the defense, and subject to Section 5(d)(iv) of this Transfer Agreement, the compromise and settlement of such claim and the costs and expenses of the Indemnifying Party in connection therewith shall be included as part of the indemnification obligations of the Indemnifying Party under this Section 5. If the Indemnified Party elects to exercise such right, then the Indemnifying Party shall have the right to participate in, but not control, the defense, compromise and settlement of such claim at the Indemnifying Party's sole cost and expense.

                    (iv) Neither the Indemnified Party nor the Indemnifying Party shall settle or compromise any such claim, regardless of whether it is controlling the defense, settlement or compromise thereof without the prior written consent of the other (which consent shall not be unreasonably withheld, delayed or conditioned).

                    (v) At the expense of the Indemnifying Party, the Indemnifying Party and the Indemnified Party shall cooperate with and render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or proceeding which assistance shall include making appropriate personnel reasonably available for any investigation, discovery, hearing or trial.

          6. Miscellaneous.

               (a) Expenses. Each of the Parties shall each pay their own respective fees, expenses and disbursements, including the fees and expenses of their respective counsel, accountants and other experts, in connection with the subject matter of this Transfer Agreement and all other costs and expenses incurred in performing and complying with all obligations to be performed under this Transfer Agreement.

               (b) Specific Performance. Without limiting the rights and remedies available to the respective Parties, whether under this Transfer Agreement, at law, in equity or otherwise, all of which shall be cumulative, each Party acknowledges that damages at law will be an insufficient remedy in view of the irrevocable harm which will be suffered if such Party violates such Party's covenants and obligations under this Transfer Agreement, and such Party agrees that the other Parties may apply in any court of competent jurisdiction for, and shall be entitled as a matter of right to, injunctive relief specifically to enforce any of such obligations upon the breach or threatened breach of any such provision.

               (c)  Publicity.

                    (i) The Parties will consult with each other and provide the other with the opportunity to review the portions of any completed proposed press release or other written public statement, other than the press release agreed to among the Parties and issued on August 1, 2002, concerning any terms or conditions of this Transfer Agreement or the transactions contemplated hereunder before issuing such press release or making such public statement unless such consultation is not timely feasible in light of the requirements of applicable law or any applicable stock exchange or NASDAQ regulations, and no Party shall issue any such press release or make any such public statement regarding any of the terms of conditions of this Transfer Agreement or the transactions contemplated by this Transfer Agreement without the consent of the other Party, except as may be required by applicable law or any applicable stock exchange or NASDAQ regulations.

                    (ii) Aventis acknowledges that ViroPharma will file this Transfer Agreement with the Securities and Exchange Commission (the "SEC") and agrees that such filing shall not be a breach of this Transfer Agreement.

               (d) Voluntary Act; No Reliance. Each of the Parties is entering into this Transfer Agreement voluntarily, without duress or undue influence. Each of the Parties acknowledges that (i) such Party has been represented in the negotiations for, and in the preparation of this Transfer Agreement by counsel or other professionals of their own respective choice, (ii) such Party has read this Transfer Agreement and has had this Transfer Agreement fully explained to it by such counsel or professionals, (iii) that such Party is fully aware of the contents of this Transfer Agreement and of this Transfer Agreement's legal effect; and (iv) such Party is not relying upon and has not relied upon any representations, warranties and statements made by any of the other Parties in connection with such Party's execution, delivery and performance of this Transfer Agreement other than the representations, warranties and statements expressly made by such other Party in Section 4(a) and Section 4(b) of this Transfer Agreement.

               (e) Amendment, Severability, Parties in Interest. This Transfer Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties. If any provision of this Transfer Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Transfer Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Transfer Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Parties.

               (f) Waivers. Any term or provision of this Transfer Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument expressly stated to be a waiver and duly executed by such Party. The failure of any Party at any time or times to require performance of any provision of this Transfer Agreement shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Transfer Agreement. The waiver of any condition or of the breach of any provision of this Transfer Agreement in one or more instances shall not operate or be construed as a waiver of any other condition or subsequent breach.

               (g) Notices. All notices that are required or permitted under this Settlement Agreement shall be in writing and shall be deemed sufficiently given if: (i) sent by registered or certified mail, return receipt requested, proper postage prepaid, (ii) by reputable overnight delivery service, proper charges prepaid, or (iii) by facsimile (with a copy sent by any of the methods of delivery described in clauses (i) or (ii) above within twenty-four (24) hours after sending by facsimile). Any notices shall be deemed received (A) the third business day after the date when sent by registered or certified mail, return receipt requested, (B) the business day after the date when sent by reputable overnight delivery service, and (C) the day sent when sent by facsimile (provided, that the Party sending the notice by facsimile sends such notice pursuant to any of the methods of delivery described in clauses (i) or (ii) above with twenty-four (24) hours after sending by facsimile), in each case, to the address set forth below, unless such address is changed by notice given in accordance with this Section 6(g):

          If to ViroPharma or VCO, ViroPharma Incorporated
          to:                      405 Eagleview Boulevard
                                   Exton, PA 19341
                                   Facsimile No.: 610-458-2017
                                   Attention: Vice President and General Counsel

          If to Aventis, to:       Aventis Pharmaceuticals Inc.
                                   200 Crossing Boulevard
                                   P.O. Box 6890
                                   Bridgewater, NJ 08807-0890, U.S.A.
                                   Facsimile: 908-231-4480
                                   Attention: Vice President, Legal Corporate
                                   Development

               (h) Entire Agreement. This Transfer Agreement (including the Schedules to this Transfer Agreement), sets forth the entire agreement and understanding of the Parties hereto with respect to the matters set forth in this Transfer Agreement and supersedes all prior agreements or understandings, oral and written, among the Parties or otherwise with respect to such matters.

               (i) Governing Law. This Transfer Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania, without regard to the conflict of law principles of Pennsylvania or any other jurisdictions.

               (j) Counterparts. This Transfer Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Transfer Agreement to produce or account for more than one such counterpart. This Transfer Agreement shall not be effective unless and until it has been signed by each of the Parties hereto.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Transfer Agreement on the date first written above.

                                     VIROPHARMA INCORPORATED




                                     By: /s/ Michel de Rosen
                                        ----------------------------------------
                                          Michel de Rosen
                                          President, CEO & Chairman of the Board



                                     VCO INCORPORATED




                                     By: /s/ Michel de Rosen
                                        ----------------------------------------
                                          Michel de Rosen
                                          President & CEO



                                     AVENTIS PHARMACEUTICALS, INC.




                                     By: /s/ Jerry Belle
                                        ----------------------------------------
                                          Jerry Belle
                                          President and Chief Executive Officer

                                                                    Exhibit 10.2

                             Schedule 2(a)((alpha))
                                    Employees

     Status     Last Name              First Name                Position
     ------     ---------              ----------                --------
PROFESSIONAL SALES REPRESENTATIVES:
-----------------------------------

     1Active    Bazirgan               Richard       Professional Sales Representative
     2Active    Sullivan               Jeffrey       Professional Sales Representative
     3Active    Bohlen                 Zachary       Professional Sales Representative
     4Active    Oczkowski              Kristine      Professional Sales Representative
     5Active    McCooey                Andrew        Professional Sales Representative
     6Active    Marin                  Christophe    Professional Sales Representative
     7Active    D'Agostino             Michael       Professional Sales Representative
     8Active    Azzone                 Christopher   Professional Sales Representative
     9Active    Tocke                  Gary          Professional Sales Representative
    10Active    DiPirro                Keith         Professional Sales Representative
    11Active    Khan                   Sana          Professional Sales Representative
    12Active    Siegell                Michelle      Professional Sales Representative
    13Active    VanDeWiele             Katherine     Professional Sales Representative
    14Active    Jacobs                 Christopher   Professional Sales Representative
    15Active    Leflein                Jason         Professional Sales Representative
    16Active    Uva                    Nicholas      Professional Sales Representative
    17Active    Fleischut              Peter         Professional Sales Representative
    18Active    Quirch                 Agustin       Professional Sales Representative
    19Active    Lauda                  Brian         Professional Sales Representative
    20Active    McNulty                Michael       Professional Sales Representative
    21Active    Rudek                  Paul          Professional Sales Representative
    22Active    Mabilia                Jodie         Professional Sales Representative
    23Active    Tubman                 John          Professional Sales Representative
    24Active    Ray                    Dori          Professional Sales Representative
    25Active    Peevy                  Janice        Professional Sales Representative
    26Active    Shade                  Jason         Professional Sales Representative
    27Active    Chopper                Julie         Professional Sales Representative
    28Active    Nedzesky               Amy           Professional Sales Representative
    29Active    Vaccarello             Diana         Professional Sales Representative
    30Active    Mushock                Gary          Professional Sales Representative
    31Active    Lind                   Eric          Professional Sales Representative
    32Active    Pollizi                Gayle         Professional Sales Representative
    33Active    Deakyne                Danielle      Professional Sales Representative
    34STD        (1) Motsco            Jeanene       Professional Sales Representative
    35Active    Bowman                 Kara          Professional Sales Representative
    36Active    Colvin                 Darren        Professional Sales Representative
    37Active    Bernardoni             Jed           Professional Sales Representative
    38Active    Kuehl                  Nancy         Professional Sales Representative
    39Active    Johnson                Eric          Professional Sales Representative
    40Active    Powell                 Shannon       Professional Sales Representative
    41Active    Rucker                 Christopher   Professional Sales Representative
    42Active    Pauley                 Rebekah       Professional Sales Representative
    43Active    Davis                  Michael       Professional Sales Representative
    44Active    Sturino                Charissa      Professional Sales Representative
    45Active    Barrow                 David         Professional Sales Representative
    46Active    Corrigan               Bernard       Professional Sales Representative
    47Active    Cripe                  Scott         Professional Sales Representative
    48Active    Spickelmier            Kristin       Professional Sales Representative
    49Active    Sharpe-Lee             Zoe           Professional Sales Representative
    50Active    Rothwell               Matthew       Professional Sales Representative
    51Active    Holder                 Derk          Professional Sales Representative
    52Active    Cwynar                 Michele       Professional Sales Representative
    53Active    Caulk                  M             Professional Sales Representative
    54Active    Swedin                 Jeremy        Professional Sales Representative
    55Active    Bender                 Matthew       Professional Sales Representative
    56Active    Jordan                 William       Professional Sales Representative
    57Active    Holmes                 Carol         Professional Sales Representative
    58Active    Rentz                  Penny         Professional Sales Representative
    59Active    Nalley                 Stephen       Professional Sales Representative
    60Active    Williams               Francee       Professional Sales Representative
    61Active    Eby                    Chris         Professional Sales Representative
    62Active    Kaplan                 Paula         Professional Sales Representative
    63Active    Puig                   Elsa          Professional Sales Representative
    64Active    Meyers                 Marlena       Professional Sales Representative
    65Active    Johnson                Jason         Professional Sales Representative
    66Active    Wainscott              Lara          Professional Sales Representative
    67Active    Aldea                  Eugen         Professional Sales Representative
    68Active    McDermott              Trinity       Professional Sales Representative
    69Active    Ford                   Abigail       Professional Sales Representative
    70Active    Embry                  Headen        Professional Sales Representative
    71Active    Psencik                Jason         Professional Sales Representative
    72Active    Cearley                Lance         Professional Sales Representative
    73Active    Lewis                  Amy           Professional Sales Representative
    74Active    Rogers                 Jennifer      Professional Sales Representative
    75Active    Schneider              Stacy         Professional Sales Representative
    76Active    Sanderson              Julie         Professional Sales Representative
    77Active    Turner                 Christy       Professional Sales Representative
    78Active    Stubblefield           Richard       Professional Sales Representative
    79Active    Black                  Michael       Professional Sales Representative
    80Active    Ray                    Lisa          Professional Sales Representative
    81Active    Herring                Jason         Professional Sales Representative
    82Active    Solomon                Wendy         Professional Sales Representative
    83Active    Daniel                 Richard       Professional Sales Representative
    84Active    Portera                Michael       Professional Sales Representative
    85Active    Ewing                  Justin        Professional Sales Representative
    86Active    Carter                 Susan         Professional Sales Representative
    87Active    Thomas                 Shane         Professional Sales Representative
    88Active    Underwood              John          Professional Sales Representative
    89Active    Murray                 Howard        Professional Sales Representative
    90Active    Mack                   Amanda        Professional Sales Representative
    91Active    Short                  Stephen       Professional Sales Representative
    92Active    Kowalski               Julie         Professional Sales Representative
    93Active    Coalson                Bryana        Professional Sales Representative
    94Active    Frick                  Betsi         Professional Sales Representative
    95Active    Mccloud                Kristina      Professional Sales Representative
    96Active    Gaulin                 John          Professional Sales Representative
    97Active    Biggings               Karen         Professional Sales Representative
    98Active    Storr                  Donnie        Professional Sales Representative
    99Active    Dahnke                 Kara          Professional Sales Representative
   100Active    Klein                  Gregory       Professional Sales Representative
   101Active    Mees                   Garry         Professional Sales Representative
   102Active    Newman                 Howard        Professional Sales Representative
   103Active    Sutherland             Catherine     Professional Sales Representative
   104Active    Ernst                  Gregory       Professional Sales Representative
   105Active    Gumbert                Joshua        Professional Sales Representative
   106Active    Berry                  Scott         Professional Sales Representative
   107Active    Routt                  Tabb          Professional Sales Representative
   108Active    Berry                  Allison       Professional Sales Representative
   109Active    Fiacable               Stephen       Professional Sales Representative
   110Active    Alex                   James         Professional Sales Representative
   111Active    Armie                  Jeff          Professional Sales Representative
   112Active    Eash                   Christopher   Professional Sales Representative
   113Active    Easter                 Kelly         Professional Sales Representative
   114Active    Polglaze               John          Professional Sales Representative
   115Active    Provan                 Joshua        Professional Sales Representative
   116Active    Methuselah             Amy           Professional Sales Representative
   117Active    Schultz                Gregory       Professional Sales Representative
   118Active    Whelton                Mary          Professional Sales Representative
   119Active    Provan                 Jacob         Professional Sales Representative
   120Active    Wright                 Melissa       Professional Sales Representative
   121Active    Bushman                Thomas        Professional Sales Representative
   122Active    Flentge                Brenda        Professional Sales Representative
   123Active    Pearson                Troy          Professional Sales Representative
   124Active    Small                  Lance         Professional Sales Representative
   125Active    Titze                  Dianne        Professional Sales Representative
   126Active    Reeg                   Debra         Professional Sales Representative
   127Active    Wayne                  Mario         Professional Sales Representative
   128Active    Knauss                 Sherri        Professional Sales Representative
   129Active    Blocker                Carlos        Professional Sales Representative
   130Active    Quinn                  Katharine     Professional Sales Representative
   131Active    Garton                 Carol         Professional Sales Representative
   132Active    Howard                 Shelly        Professional Sales Representative
   133Active    Lubin                  John          Professional Sales Representative
   134Active    Myers                  Jennifer      Professional Sales Representative
   135Active    Harris                 Michelle      Professional Sales Representative
   136Active    Parson                 Bradley       Professional Sales Representative
   137Active    McGregor               Paul          Professional Sales Representative
   138STD       (2) Harrison           Michelle      Professional Sales Representative
   139Active    Chavez                 Elle          Professional Sales Representative
   140Active    Brown                  Suzanne       Professional Sales Representative
   141Active    Zimmerman              Daniel        Professional Sales Representative
   142Active    Miller                 Megan         Professional Sales Representative
   143Active    Wood                   Brian         Professional Sales Representative
   144Active    Clark                  Cindy         Professional Sales Representative
   145Active    Peoples                Dayna         Professional Sales Representative
   146Active    Berryhill              Eric          Professional Sales Representative
   147Active    Kroll                  Charlotte     Professional Sales Representative
   148Active    Boyd-Chapman           Nancy         Professional Sales Representative
   149Active    Serwan                 Susan         Professional Sales Representative
   150Active    Harris                 Deveren       Professional Sales Representative
   151Active    Brown                  Todd          Professional Sales Representative
   152Active    Scott                  Jennifer      Professional Sales Representative
   153Active    Klaff                  Kristina      Professional Sales Representative
   154Active    Romett                 Danielle      Professional Sales Representative
   155Active    Mcanally               Judy          Professional Sales Representative
   156Active    Black                  Brittany      Professional Sales Representative
   157Active    Rodriguez              Valerie       Professional Sales Representative
   158Active    Zuliani                Chad          Professional Sales Representative
   159Active    Pribble                J.            Professional Sales Representative
   160Active    Bourguignon            Michael       Professional Sales Representative
   161Active    Current                Karen         Professional Sales Representative
   162Active    Norris                 Gary          Professional Sales Representative
   163Active    Martina                Cherie        Professional Sales Representative
   164Active    Montague               Marybeth      Professional Sales Representative
   165Active    Hopwood                Lisa          Professional Sales Representative
   166Active    Hazzard                Heidi         Professional Sales Representative
   167Active    Caine                  Colleen       Professional Sales Representative
   168Active    Moxley                 Tanya         Professional Sales Representative
   169Active    Smith                  Garrett       Professional Sales Representative
   170Active    McKnight               Ali           Professional Sales Representative
   171Active    Bershin                Kimberly      Professional Sales Representative
   172Active    Field                  Amy           Professional Sales Representative
   173Active    Dang                   Chi           Professional Sales Representative
   174Active    Kuehner                Jaime         Professional Sales Representative
   175Active    Bradley                Michael       Professional Sales Representative
   176Active    Izumi                  Bob           Professional Sales Representative
   177Active    Miller                 Tricia        Professional Sales Representative
   178Active    Raymundo               A.J           Professional Sales Representative
   179Active    Augustine              Todd          Professional Sales Representative
   180Active    Puma                   Julio         Professional Sales Representative
   181Active    Moffitt                Michael       Professional Sales Representative
   182Active    Reeves                 Elizabeth     Professional Sales Representative
   183Active    Jackson                John          Professional Sales Representative
   184Active    Reel                   Erik          Professional Sales Representative
   185Active    Palazzolo              Anthony       Professional Sales Representative
   186Active    Dixon                  Kevin         Professional Sales Representative

AREA BUSINESS MANAGERS:
-----------------------

   187Active    Gammino                Michael       Area Business Manager
   188Active    Jurney                 Scott         Area Business Manager
   189Active    Bower                  Paul          Area Business Manager
   190Active    Volpe                  Kerri         Area Business Manager
   191Active    McCormick              Audra         Area Business Manager
   192Active    Tupper                 Betsy         Area Business Manager
   193Active    Nissen                 Laura         Area Business Manager
   194Active    Rackas                 John          Area Business Manager
   195Active    Freeborn               George        Area Business Manager
   196Active    Cesarini               Louis         Area Business Manager

MEDICAL SCIENCE LIASONS:
------------------------

   197Active    Sieradzan              Ray           Medical Science Liason
   198Active    Mendez-Vigo            Luke          Medical Science Liason
   199Active    O'Donovan              Carmen        Medical Science Liason
   200Active    Ulmer                  Jack          Medical Science Liason
   201Active    Matsch                 Gregg         Medical Science Liason
   202Active    Meister                Fred          Medical Science Liason
   203Active    Lamp                   Ken           Medical Science Liason
   204Active    (3) Wisneski           Scott         Medical Science Liason

   (1) Out on Short-term Disability as of June 26
   (2) Out on Short-term Disability as of July 25


                              Schedule 2(a)((beta))
                        Aventis Pre-Employment Conditions

1.       Completion of I-9 form.
2.       Completion of W-4 form.
3.       Acknowledgement of Aventis Business Conduct Policy.
4.       Disclosure of conflicts of interest.
5.       Signing of Confidentiality Agreement.
6.       Completion of payroll authorization form.
7.       Completion of personal photograph permission slip.
8.       Completion of prior employment certificate form.
9.       Receipt and acknowledgement of specific Aventis policies.
10.      Completion of certificate of employability.
11.      Completion of standard employment application form.

                              Schedule 2(a)((chi))

1.       Name.
2.       Social Security Number.
3.       Home Address (Shipping address if different).
4.       Home phone.
5.       Date of birth.
6.       Country of citizenship.
7.       Gender.
8. Marital status. Emergency Contact - Name, gender, relationship, home phone, office phone, cell phone.
9. Ethnic origin - African American, Asian or Pacific Islander, Caucasian, Hispanic, Native American / Alaskan.
10. Veteran status - Special disabled veteran, Vietnam-era veteran, Other veteran, non-veteran.
11. Date of hire at ViroPharma or VCO (or other appropriate date on file to use for credited service calculation).
12.      Base salary.
13.      Existing job title.
14.      Existing grade.

              Schedule 5 (a)

                       Aventis' Transition Assistance Plan

Effective for Aventis Pharmaceuticals, Inc. associates as of March 1, 2002 until superceded

ELIGIBILITY:

Regular full time and part time associates of Aventis Pharmaceuticals Inc. (Aventis) whose home country is the United States (excluding Puerto Rico). Temporary or other non-regular associates (e.g., peak time, flow, prime time, floating cadre, interns) do not participate in the Transition Assistance Program.

Eligible associates are regular full-time and part-time active associates who will be terminated for performance reasons, as determined by Aventis, because:

     . Aventis has decided to terminate their employment for performance reasons because of their performance against the expectations set forth in a Written Warning and a Final Written Warning (as outlined in the Aventis Performance Improvement Policy); or

     . at some point while under a Written Warning or a Final Written Warning for performance reasons, as determined by Aventis, under the formal performance improvement process (as outlined in the Aventis Performance Improvement Policy) they have informed their manager or Human Resources, in writing, that they wish to participate in this Transition Assistance Program.

Only associates whose termination is for performance reasons, as determined by Aventis, are eligible for the Transition Assistance Program. Associates whose employment ends for reasons that make them eligible for benefits under the Separation Plan of Aventis are not eligible for the Transition Assistance Program. Associates whose employment ends for any other reason (for example, because of voluntary resignation, retirement, death, expiration of a leave of absence, inability to perform for medical reasons, misconduct, insubordination, dishonesty, breach of trust, deliberate acts contrary to the interests of Aventis, excessive lateness or absenteeism, disclosure of confidential or propriety information, violation of Aventis policies, or any other reason that Aventis determines is not a performance reason for purposes of the Transition Assistance Program), are not eligible for the Transition Assistance Program.

Note: In order to receive payments or other benefits under the Transition Assistance Program described below, eligible associates must sign an Aventis provided Separation Agreement and Release, and not revoke that Separation Agreement and Release.


TRANSITION ASSISTANCE:

Transition Assistance Pay will be equal to one and one-half weeks of base pay for each year of service. Minimum payment is two months of base pay; maximum is nine months of base pay.

Minimum amount of Transition Assistance Pay for any eligible participant is:
Grade level 60 and above:                   6 months
Grade level 50 - 55:                        4.5 months
Grade level 45:                             3 months
Grade level 40 and below:                   2 months


Transition Assistance Pay will be paid as a lump sum as soon as practicable after your signed Separation Agreement and Release is received by Aventis (but no earlier than 8 days after the date you sign the Separation Agreement and Release.) Payment of the lump sum will not be made until all outstanding balances (e.g. American Express/AT&T) are paid, and all Aventis property has been returned to Aventis.

HEALTH CARE AND DENTAL COVERAGE:
Access to health care and dental coverage will be available at active associate rates for a period of time coincident with the Transition Assistance period. COBRA coverage (generally 18 months less Transition Assistance period) will be available at the end of this time.

TRANSITION ARRANGEMENTS:

     .    Professional outplacement services will be made available.